Invesco Van Kampen Emerging Markets Fund                         SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:        12/31/2010
File number:              811-05426
Series No.:               30

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          16,113
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           3,003
        Class C                           4,079
        Class Y                             878
        Institutional Class                   1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 16.08
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                         $ 13.24
        Class C                         $ 13.34
        Class Y                         $ 16.31
        Institutional Class             $ 16.27

Invesco Van Kampen Global Equity Allocation Fund                  SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 74U and 74V.


For period ending:        12/31/2010
File number:              811-05426
Series No.:               31

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                           9,162
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           1,093
        Class C                           1,452
        Class Y                              28


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 17.46
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 16.31
        Class C                         $ 16.07
        Class Y                         $ 17.52

Invesco Van Kampen Global Franchise Fund                          SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:        12/31/2010
File number:              811-05426
Series No.:               31

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                  $     29,560
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                         $ 5,680
        Class C                         $ 5,313
        Class Y                         $ 2,153


73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.5857
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.5308
        Class C                          0.4478
        Class Y                          0.6327


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          51,712
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          10,609
        Class C                          12,051
        Class Y                           3,251


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 21.56
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 20.52
        Class C                         $ 20.91
        Class Y                         $ 21.53